UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2016

Tiger X Medical, Inc.

(Exact name of registrant as specified in its charter)

________________

Delaware (State or other jurisdiction of incorporation)	0-21419 (Commission File Number)	23-2753988 (I.R.S. Employer Identification No.)

2934½ Beverly Glen Circle, Suite 203, Los Angeles, California (Address of principal executive offices)	90077 (Zip Code)

Registrant's telephone number, including area code: 310-987-7345

Not Applicable
Former name or former address, if changed since last report

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 5, 2016, Tiger X Medical, Inc. (the "Company") entered into a Royalty Settlement and Release Agreement ("Agreement") with Tiger X Medical, LLC, a wholly owned subsidiary of the Company ("Tiger LLC" and together with the Company, the "Sellers"), and Arthrex, Inc. (the "Buyer") pursuant to which the Buyer agreed to pay the Company $5,642,302 on June 30, 2016 as a royalty payment ("Royalty Payment") in full satisfaction of all amounts due or payable or which could become due or payable to the Company under a previously disclosed Asset Purchase Agreement ("APA"), dated January 24, 2011, by and among the Sellers and Buyer. Pursuant to the Agreement, all obligations and liabilities relating to the APA were unconditionally and irrevocably terminated and released except for the Royalty Payment. The Sellers and Buyer each unconditionally and irrevocably released and covenanted not to bring any suit, claim or proceeding against the other party. As of May 5, 2016, the Buyer and Seller agreed they would no longer be entitled to exercise any rights or interest relating to the APA, except for certain surviving provisions of the APA.

The description of the Agreement is qualified in its entirety by reference to the copy of such agreement filed as Exhibit 10.1 to this report, which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Section 5 - Corporate Governance and Management
Item 5.01.	Changes in Control of Registrant.

On May 10, 2016, Frost Gamma Investments Trust ("FGIT") acquired an aggregate of 114,937,148 shares of Company common stock ("Shares"), for investment purposes, in a private securities purchase transaction with certain selling stockholders pursuant to a Securities Purchase Agreement ("SPA"), dated May 10, 2016, among the selling stockholders, FGIT and Andrew Brooks, as representative. FGIT paid an aggregate of $11,493,714.80, or $0.10 per share, for the Shares and used its working capital as the source of funds for the acquisition (the "Share Acquisition"). Dr. Phillip Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of FGIT. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.

Following the Share Acquisition, FGIT beneficially owns an aggregate of 149,734,604 shares of the Company's common stock or 65.0% of the Company's common stock based on 230,293,141 shares of common stock outstanding as of May 3, 2016.

The information set forth in Item 5.02 below in this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Share Acquisition, Andrew A. Brooks voluntarily resigned as the Company's Chairman of the Board of Director (the "Board"), Chief Executive Officer, Interim Chief Financial Officer and any other positions with the Company or Tiger X Medical, LLC, effective May 10, 2016. In addition, in connection with the Share Acquisition, each of Jonathan Brooks, Thomas H. Morgan and Ronald N. Richards voluntarily resigned as directors of the Company and from all positions as officers, directors, or managers, as applicable, with the Company or Tiger X Medical, LLC, effective May 10, 2016. The resignations were not as a result of any disagreements with the Company.

Steven D. Rubin, Stephen Liu, and Subbarao Uppaluri will continue to serve as directors of the Company.

On May 10, 2016, the Board appointed Steven Rubin as the Company's Interim Chief Executive Officer ("Interim CEO") and Interim Chief Financial Officer ("Interim CFO"), effective immediately.

Mr. Rubin, 55, has served as a director of Tiger X Medical, Inc. since September 2008. Mr. Rubin has served as Executive Vice President - Administration of Opko Health, Inc. ("OPKO") since May 2007 and as a director of OPKO since February 2007. Additionally, Mr. Rubin currently serves on the board of directors of SciVac Therapeutics, Inc. (OTCBB: SVACF), a commercial-stage biopharmaceutical which develops, produces and markets biological products for human healthcare in Israel, IDI, Inc. (NYSE MKT: IDI), an information solutions provider focused on the data-fusion market, Kidville, Inc. (OTCBB:KVIL), which operates large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds, Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company, Cocrystal Pharma, Inc. (OTCBB: COCP), formerly Biozone Pharmaceuticals, Inc., a publicly traded biotechnology company developing new treatments for viral diseases, Sevion Therapeutics, Inc. (OTCBB:SVON), a clinical stage company which discovers and develops next-generation biologics for the treatment of cancer and immunological diseases, Castle Brands, Inc. (NYSE MKT:ROX), a developer and marketer of premium brand spirits, and Neovasc, Inc. (TSXV:NVC), a company developing and marketing medical specialty vascular devices. Mr. Rubin previously served as a director of Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company, Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc., and PROLOR Biotech, Inc., prior to its acquisition by the OPKO in August 2013. Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006.

The Company does not anticipate entering into a new employment agreement with Mr. Rubin.

Since Mr. Rubin is no longer considered an independent director, effective as of May 10, 2016, he temporarily resigned from his positions as a member of the Company's Audit Committee, Compensation Committee and Nominating Committee during the time he serves as Interim CEO and Interim CFO. Stephen Liu was subsequently appointed to serve in Mr. Rubin's place on the Audit Committee, Compensation Committee and Nominating Committee while Mr. Rubin serves as Interim CEO and Interim CFO.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Royalty Settlement and Release Agreement, dated May 5, 2016, by and among Tiger X Medical, Inc., Tiger X Medical, LLC and Arthrex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 11, 2016	Tiger X Medical, Inc. By: /s/ Steven Rubin Name: Steven Rubin Title: Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Royalty Settlement and Release Agreement, dated May 5, 2016, by and among Tiger X Medical, Inc., Tiger X Medical, LLC and Arthrex, Inc.